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                                                 EXHIBIT 99.2
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REVOCABLE PROXY                                                  REVOCABLE PROXY
                          EXTENDED STAY AMERICA, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS ON APRIL 11, 1997--10:30 A.M.

 The undersigned hereby appoints George D. Johnson, Jr. or Robert A. Brannon, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Extended Stay America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on April 11, 1997, at 10:30 a.m., at the Carrick Theatre in the Mitchell Fine Arts Building, Transylvania University, 300 N. Broadway, Lexington, Kentucky, and at any and all postponements and adjournments thereof, as follows:

 THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED (I) FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED JANUARY 16, 1997 BY AND AMONG THE COMPANY, ESA MERGER SUB, INC. AND STUDIO PLUS HOTELS, INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY, (II) FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE COMPANY FROM 200 MILLION TO 500 MILLION (THE "CHARTER AMENDMENT") AND (III) FOR THE PROPOSAL TO APPROVE THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

           [_] CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

  PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)
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                EXTENDED STAY AMERICA,
                         INC.
              PLEASE MARK VOTE IN OVAL
              IN THE FOLLOWING MANNER
              USING DARK INK ONLY.
                                         0
                                         I
                                         0
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      -                                           -

                                      For
                                       0

                                    Against
                                       0
                                    Abstain
                                       0

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
                                       0

1. To approve the Merger Agreement among the Company, ESA Merger Sub, Inc. and Studio Plus Hotels, Inc.
3. To approve the Extended Stay America, Inc. 1997 Employee Stock Option Plan.

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
                                       0



2. To approve the Charter Amendment.
4. In their discretion, on such other business as may properly come before the meeting.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus dated March 6, 1997.
     Dated: _____________________________________________________________ , 1997
Signature(s)____________________________________________________________________
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PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHERE APPLICABLE, INDICATE OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVE-LOPE.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AGREE-MENT AND PLAN OF MERGER, FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT, AND FOR THE PROPOSAL TO APPROVE THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN.